                                                                    EXHIBIT 23.5

                   CONSENT OF FARRIS, VAUGHAN, WILLS & MURPHY

    Consent is hereby given to the use of our name under the captions "Legal Matters" and "Enforceability of Civil Liabilities Against Foreign Persons" in the prospectus included in this registration statement and to the filing, as an exhibit to the registration statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.

/s/ FARRIS, VAUGHAN, WILLS & MURPHY

Vancouver, Canada
March 30, 2001